Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated November 6, 2006 accompanying i) management’s assessment of the effectiveness of internal control over financial reporting of Energy Transfer Partners, L.P. as of August 31, 2006; ii) the consolidated financial statements of Energy Transfer Partners, L.P. and subsidiaries as of August 31, 2006 and 2005 and for each of the three years in the period ended August 31, 2006; iii) the consolidated balance sheet of Energy Transfer Partners GP, L.P. and subsidiaries as of August 31, 2006; and iv) the consolidated balance sheet of Energy Transfer Partners, L.L.C. and subsidiaries as of August 31, 2006, all included in the Annual Report of Energy Transfer Partners, L.P. on Form 10-K for the year ended August 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Energy Transfer Partners, L.P. on Form S-4 (File No. 333-40407) and Form S-3 (File Nos. 333-136429, and 333-133176).

/s/ GRANT THORTON LLP

Tulsa, Oklahoma

November 6, 2006